UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 23, 2023

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $5 Par Value	RGCO	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 23, 2023, the Company approved the following leadership changes effective February 1, 2023:

1) C. Brooke Miles was appointed Vice President, Human Resources, Assistant Treasurer and Assistant Secretary of RGC Resources, Inc. ("Resources"). Mrs. Miles has been a member of the Company's management team since 2015. Mrs. Miles is not a named executive officer.
2) Lawrence T. Oliver, the current Vice President and Secretary of Resources was appointed as Senior Vice President, Regulatory and External Affairs, and Secretary of Resources. Mr. Oliver's compensation remains unchanged at this time.
3) After 38 years of service to Resources and Roanoke Gas Company, Robert L. Wells, II is stepping down from his role of Vice President and Chief Information Officer, Assistant Secretary and Assistant Treasurer of Resources.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On January 23, 2023, the Company held its Annual Meeting of Shareholders to elect four directors, to ratify the selection of independent auditors, to authorize an additional 200,000 Common Shares of the Company for issuance under the Restricted Stock Plan for Outside Directors, to hold a non-binding shareholder advisory vote on named executive compensation and a non-binding shareholder advisory vote on the frequency for voting on the non-binding executive compensation advisory vote.  The voting results are provided below.

Shareholders elected the nominees for Class B directors as listed below to serve a three-year term expiring at the Annual Meeting of Shareholders to be held in 2026:

Director	Shares For	Shares Withheld	Broker Non Votes
Nancy Howell Agee	5,921,148	136,068	1,584,731
Jacqueline L. Archer	6,003,965	53,251	1,584,731
Robert B. Johnston	3,846,573	2,210,643	1,584,731
J. Allen Layman	5,857,605	199,611	1,584,731

T. Joe Crawford, Maryellen Goodlatte and Paul W. Nester continue to serve as Class C directors until the Annual Meeting of Shareholders to be held in 2024. Abney S. Boxley, III, Elizabeth A. McClanahan and John B. Williamson, III continue to serve as Class A directors until the Annual Meeting of Shareholders to be held in 2025.

Shareholders approved the selection by the Audit Committee of the Board of Directors of the firm Brown Edwards & Company, L.L.P. as independent auditors for the fiscal year ending September 30, 2023, by the following vote:

Shares For	Shares Against	Shares Abstaining
7,512,378	98,470	31,099

Shareholders approved an additional 200,000 Common Shares of the Company for issuance under the Restricted Stock Plan for Outside Directors as indicated below:

Shares For	Shares Against	Shares Abstaining	Broker Non Votes
5,832,249	173,500	51,467	1,584,731

Shareholders approved executive compensation through a non-binding advisory vote as indicated below:

Shares For	Shares Against	Shares Abstaining	Broker Non Votes
5,905,714	88,366	63,136	1,584,731

Shareholders advisory vote on the recommended frequency of the non-binding vote on executive compensation is indicated below:

Shares For
1 Year	2 Years	3 Years	Shares Abstaining
5,666,462	30,881	253,726	106,147

ITEM 8.01.	OTHER EVENTS.

The Company issued a press release on January 23, 2023, announcing, among other things, the election of four Directors at its annual meeting of shareholders held on January 23, 2023 and the appointment of external auditors for the current fiscal year. At the meeting of the Board of Directors following the annual meeting of shareholders, the Board of Directors elected John B. Williamson, III as Chairman of the Board of Resources and Paul W. Nester as President and CEO of Resources.

The Board of Directors also elected the following senior officers of Resources: Jason A. Field, Vice President, CFO and Treasurer; Lawrence T. Oliver, Senior Vice President, Regulatory and External Affairs and Secretary; and C. Brooke Miles, Vice President, Human Resources.  In addition, the Board of Directors elected the following senior officers of Roanoke Gas Company: Paul W. Nester, President and CEO; Jason A. Field, Vice President, CFO and Treasurer; Lawrence T. Oliver, Senior Vice President, Regulatory and External Affairs and Secretary; Carl J. Shockley, Jr., Vice President and Chief Operating Officer; and C. Brooke Miles, Vice President, Human Resources.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information disclosed under this Item, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall they by deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

(d) Exhibits.
99.1	Annual Shareholders Meeting Press Release dated January 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: January 25, 2023	By:	/s/ Jason A. Field
Jason A. Field
Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)